Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders of

Dreyfus Funds Inc.

We consent to the use of our report, dated February 27, 2015, with respect to the financial statements of Dreyfus Mid-Cap Growth Fund, the sole series of Dreyfus Funds Inc., as of December 31, 2014, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Counsel and Independent Registered Public Accounting Firm” in the Statement of Additional Information.

                                                /s/ KPMG LLP

New York, New York

April 24, 2015